Pinhas Rubin Moriel Matalon Zvi Ephrat Jack Smith Daphna Talgam Eyal Marom Gur Y. Savir Ofer Tzur Itay Geffen Eyal Raz Erez Harel
April 14, 2011

To:
SodaStream International Ltd.
Gilboa Street, Airport City,
Ben Gurion Airport 70100
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special Israeli counsel for SodaStream International Ltd., an Israeli company (the “Company”), in connection with the registration by the Company of its ordinary shares, par value NIS 0.645 per share (“Ordinary Shares”), including Ordinary Shares to cover over-allotments, if any, pursuant to a Registration Statement on Form F-1 (File No. 333-173283), originally filed with the United States Securities and Exchange Commission (the “SEC”) on April 4, 2011 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) and a Registration Statement filed with the SEC pursuant to Rule 462(b) on April 14, 2011 (the “462(b) Registration Statement”).  The Ordinary Shares to be sold pursuant to the 462(b) Registration Statement are referred to herein as the “462(b) Shares.”  All of the 462(b) Shares are being offered by certain selling shareholders.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) copies of the articles of association of the Company, as currently in effect (the “Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved which relate to the Registration Statement and the 462(b) Registration Statement and the actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the 462(b) Shares are duly authorized, validly issued, fully paid and non-assessable, or, where applicable, will be legally issued, fully paid and non-assessable upon issuance and payment of the exercise price therefor.

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement.  We also consent to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Gornitzky & Co.

Gornitzky & Co.

Chaim Y. Friedland*
Lior Porat
Yaron Elhawi
Sharon Werker-Sagy
Editte Galli Heyne
Elite Elkon May-Tal
Eli Elya
Shlomo Cohen
Daniel Paserman****
Gil Grady****
Noam Ronen
Eli Cohen
Dr. Zvi Gabbay*
Benjamin J. Waltuch**
Ayeleth Inav-Ripstein
Maya Sabari
Dr. Yael Aridor Bar-Ilan
Yoram Arad
Meir Levin
Yair Shiloni
Kfir Yadgar
Ari Fried***
Orly Tenennbaum
Timor Belan
Idan Baki
Aviram Handel
Adi Ben-Hur Efroni
Rani M. Haj-Yachya
Eldad Tsabari
Shiri Shani
Inbal Aviad
Hagar Alon
Inbal Zackai-Horev
Ilan D. Jonas
Michael Ayalon
Guy Ne'eman
Omer Poraz
Sagit Ohana-Livne
Dana Gruber
Mirit Ber-Hoffman****
Assaf Shlush
Adi Osovski
Nurit Traurik
Lior Relevy
Tamar Cohen
Eyal Nirenberg
Harel Shaham
Itai Itzkovich
Dafna Michalevich-Bacharach
Adi Nahmias-Twina
Yisrael Spero
Tal Karni
Karin Stabholz-Navot*
Sarit Slupsky-Rachamim
Yoad Cohavy
Yariv Reichenberg
Etai Mashiah
Inbal Ravid-Badner
Yonatan Puterman
Guy Keren
Ofer Fleischer
Ronit Rozenstein-Barel
Maya Hoftman
Shlomo Aviad Zider
Asaf Avtuvi
Ori Yitzhak
Itzchak Lazar
Yiftach Farber
Gidon Even-Or
Moran Erez
Ehud Katzenelson
Ido Naftali
Moran Ninio
Assaf Prussak
Adam Chakir
Yoav Kremer
Yehonatan Raff
Yonatan Zehavi
Hila Shimon
Anat Adelstein
Reut Oshaya
Sharon Zeitouni
Daniel Lasry
Moshe Krieger
Israel Shay Greenfeld
Tigist Beulin
Lior Baran
Jonathan Heyne Galli
Maayan Melamed
Roy Czapnik
Anna Cooperman
Neta Goldstein

* Member of the Bar of the State of New York
** Member of the Bar of the States
 of New York and New Jersey
*** Member of the Bar of the States
 of New York and Massachusetts
**** Certified Public Accountant